Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2021, relating to the consolidated financial statements as of January 2, 2021, which appears in the Annual Report on Form 10-K of IRIDEX Corporation for the year ended January 2, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

July 9, 2021